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                                                                 EXHIBIT 23(a)





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of PacifiCorp on Form S-3 of the reports of Deloitte & Touche dated February 18, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of PacifiCorp for the year ended December 31, 1993, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





DELOITTE & TOUCHE LLP

Portland, Oregon
August 31, 1994